Exhibit 31.1

CERTIFICATION

OF

JASON GRENFELL-GARDNER

PRESIDENT AND CHIEF EXECUTIVE OFFICER

OF

IGI LABORATORIES, INC.

I, Jason Grenfell-Gardner, President and Chief Executive Officer of IGI Laboratories, Inc., certify that:

1. I have reviewed this Amendment No. 1 to the Quarterly Report on Form 10-Q/A for the three months ended March 31, 2013 of IGI Laboratories, Inc.; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: August 9, 2013

/s/	Jason Grenfell-Gardner
Jason Grenfell-Gardner President and Chief Executive Officer (Principal Executive Officer)